Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of GrafTech International Ltd. of our report dated March 17, 2009 relating to the consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2008 and 2007 and for the years then ended, which appears in GrafTech International Ltd.’s Current Report on Form 8-K dated November 30, 2010.

/s/ Alpern Rosenthal

Pittsburgh, Pennsylvania

November 30, 2010